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                        CONSENT OF GRANT THORNTON LLP






     We have issued our reports dated November 23, 1995 accompanying the consolidated financial statements of Resource America, Inc. and Subsidiaries included in the Annual Report on Form 10KSB for the year ended September 30, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use to our name as it appears under the caption "Experts."


                                      /s/ Grant Thornton LLP


Cleveland, Ohio
May 2, 1996